UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2002

Essex Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-13106

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

925 East Meadow Drive
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 494-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective December 17, 2002, pursuant to the Agreement and Plan of Reorganization dated as of December 17, 2002 (the "Merger Agreement"), by and among Essex Property Trust, Inc. ("Essex"), JMS Acquisition Sub, Inc., a wholly-owned subsidiary of Essex ("Merger Sub"), John M. Sachs, Inc. ("Sachs"), the shareholders of Sachs and John M. Sachs, individually and as indemnification representative, Sachs was merged with and into the Merger Sub with the Merger Sub continuing as the surviving corporation and a wholly- owned subsidiary of Essex (the "Merger"). Sachs is a real estate company and has a real estate portfolio consisting primarily of apartment communities located in San Diego County, California.

The transaction was structured as a tax-free reorganization with assets valued at approximately $301 million. As consideration for the transaction, Essex issued common stock and paid cash consideration and assumed liabilities, as follows:

    Essex issued 2,719,875 shares of its common stock, valued at an agreed-upon price of $49.25;
    Essex paid as cash consideration to the Sachs shareholders the aggregate amount of approximately $69 million;
    Essex assumed mortgages on four of the properties in the aggregate amount of approximately $65 million; and
    Essex repaid liabilities in the aggregate amount of approximately $33 million.

Of the shares issued in the Merger, 121,827 shares have been placed in escrow, pursuant to an escrow agreement, to secure post-closing adjustments and indemnification obligations.

Pursuant to a registration rights agreement entered into among Essex and the Sachs shareholders in connection with the Merger (the "Registration Rights Agreement"), Essex will file a shelf registration statement on Form S-3 to enable the sale into the public market of the Essex common stock issued in the Merger.

Copies of the Merger Agreement and the Registration Rights Agreement are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements required by this item shall be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information required by this item shall be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

  Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Reorganization by and among Essex, Merger Sub, Sachs, the Sachs Shareholders and John M. Sachs, dated December 17, 2002. Certain exhibits and schedules referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Registration Rights Agreement by and among Essex and the Sachs shareholders, dated December 17, 2002.
99.1	Press release dated December 17, 2002, announcing the Merger (incorporated by reference to exhibit 99.2 to Essex's Form 8-K, dated December 19, 2002).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Date: December 20, 2002

Essex Property Trust, Inc.

By:	/s/ Michael J. Schall

Michael J. Schall
Executive Vice President & Chief Financial Officer